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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 25, 2003


                                  DynTek, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      1-11568                    95-4228470
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(State or other jurisdiction        (Commission                 (IRS Employer
        of incorporation)           File Number)             Identification No.)





18881 Von Karman Avenue, Suite 250, Irvine, CA                          92612
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(Address of principal executive offices)                              (Zip Code)





Registrant's telephone number, including area code (949) 798-7200


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Item 5.       Other Events and Required FD Disclosure.
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By agreement dated as of June 30, 2003, a group of private and institutional investors agreed to forgive DynTek's $5 million subordinated, unsecured note, which note the group then acquired from DynCorp in connection with a sale of 10,336,663 shares of DynTek common stock by DynCorp to the same investors on July 3, 2003. In connection with the transaction, the investors agreed to forgive the associated $625,000 in accrued interest on the note. The group of investors also agreed to cancel common stock purchase warrants to acquire 7,500,000 shares of DynTek common stock, which warrants they acquired from DynCorp as part of the same transaction. Prior to the transaction, DynCorp was a principal stockholder of DynTek. As consideration for the transaction, the Company agreed to extend certain registration rights to the investors, and pay the related costs for such registration.

At the time of the stock, warrants and note sale by DynCorp, DynTek received a limited release and indemnification by DynCorp of DynTek's obligation to indemnify DynCorp and the surety, respectively, against certain liabilities under a $2.4 million payment bond which was issued and recently drawn upon in connection with DynTek's former Virginia Medicaid Transportation contract.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c) Exhibits

         99.1   Press Release, dated July 18, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     July 25, 2003              DYNTEK, INC.



                                      By: /s/ James Linesch
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                                          James Linesch, Chief Financial Officer